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                                                                       Exhibit 1

                           MERRILL LYNCH & CO., INC.
                            (a Delaware corporation)

       [Preferred Stock] [Depositary Shares Representing Preferred Stock]

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                           _________, 199_
To the [Representative[s] named in Schedule I hereto of the] Underwriter[s] named in Schedule I hereto.

Dear Sirs:

  Merrill Lynch & Co., Inc. (the "Company") confirms its agreement with each of the Underwriters (as hereinafter defined) with respect to [(i)] the sale by the Company of an aggregate of __________ [shares] [depositary shares, each representing [specify fraction] of one share] of the Company's ________ Preferred Stock, Series ____ (the "Preferred Stock"), having the terms described in Schedule II hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of said [shares of Preferred Stock] [depositary shares] set forth in Schedule I hereto [and (ii) with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(a) hereof to purchase all or any part of ________ additional [shares] [depositary shares, each representing [specify fraction] of one share] of Preferred Stock, to cover over-allotments]. [The [shares of Preferred Stock] [depositary shares] to be purchased by the Underwriters are hereinafter referred to as the "Shares."] [The aforesaid [shares of Preferred Stock] [depositary shares] (the "Initial Shares") to be purchased by the Underwriters and all or any part of the [shares of Preferred Stock] [depositary shares] subject to the option described in Section 2(a) hereof (the "Option Shares") are hereinafter collectively referred to as the "Shares".] [As used herein, the term "Preferred Shares" shall be deemed to mean the shares of Preferred Stock represented by the Shares].

  [The Preferred Shares will be deposited pursuant to a deposit agreement (the "Deposit Agreement") to be entered into among the Company, _____________, as depositary (the "Depositary") and the holders from time to time of the depositary receipts (the "Depositary Receipts") to be issued by the Depositary thereunder and evidencing the Shares.]

  If there shall be two or more persons, firms or corporations named as underwriters in Schedule I hereto, the term "Underwriters" as used herein shall be deemed to mean the several persons, firms or corporations so named (including the Representative hereinafter mentioned, if so named, and any Underwriters substituted pursuant to Section 10), and the term "Representative" as so used herein shall be deemed to mean the representative or representatives named in
Schedule I hereto. If there shall only be one person, firm or corporation named in Schedule I hereto, the term "Underwriters" and the term "Representative" as used herein shall mean such person, firm or corporation.

  The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 33-       ) relating to
its preferred stock and depositary shares representing interests therein, including the Shares, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement has been declared effective by the Commission. Such registration statement
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and the prospectus relating to the sale of the preferred stock and depositary shares by the Company constituting a part thereof, including all documents incorporated therein by reference, as amended or supplemented to the date hereof pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Basic Prospectus", respectively; and the Basic Prospectus, as supplemented by the prospectus supplement contemplated by Section 3(a) relating to [the Preferred Stock and] the Shares (the "Prospectus Supplement"), is referred to herein as the "Prospectus"; provided, however, that any supplement of the Basic Prospectus which relates to securities other than [the Preferred Stock and] the Shares shall not be deemed to be a part of the Basic Prospectus or the Prospectus.

  Section 1. Representations and Warranties. The Company represents and warrants to each of the Underwriters as of the date hereof as follows:

        (a) At the time the Registration Statement became effective, the Registration Statement complied, and upon the filing of the Prospectus Supplement with the Commission, the Prospectus will comply, in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the "Regulations"). The Registration Statement, at the time the Registration Statement became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, and as of the date hereof, did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Basic Prospectus, at the time the Registration Statement became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, did not, and the Prospectus, at the date hereof, does not, and at the Closing Time (as defined in Section 2(b)) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, through the Representative, expressly for use in the Registration Statement or Prospectus.

        (b) The Company meets the requirements for the use of Form S-3 under the 1933 Act.

        (c) To the best knowledge of the Company, the accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act.

        (d) The consolidated financial statements included in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

        (e) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together with the other information in the Prospectus, do not, and at the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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     statements therein, in the light of the circumstances under which they are made, not misleading.

        (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business, and (iii) except for regular quarterly dividends on its outstanding Common Stock and regular dividends on its preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which failure of the Company to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as one enterprise.

        (h) Each subsidiary of the Company listed in Exhibit No. 22 to the Form 10-K annual report of the Company filed with the Commission under Section 13 of the 1934 Act for the fiscal year ended December 31, 199_ which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Regulations (a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

        (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its or any of their charters or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties or assets may be bound; and the execution and delivery of this Agreement [and the Deposit Agreement] and the consummation of the transactions contemplated herein [and therein] have been or will be duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the 1933

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     Act or the Regulations or state securities or Blue Sky laws.

        (j) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

        (k) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement [or the Deposit Agreement]; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the Regulations which have not been so filed or incorporated by reference.

        (l) The [Preferred] Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to the provisions of this Agreement, against payment of the consideration [for the Shares] [therefor] pursuant to this Agreement, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; [and] such [Preferred] Shares will not be subject to the preemptive rights of any stockholder of the Company[; and, the Depositary Receipts are in the form contemplated by the Deposit Agreement, have been duly and validly authorized for issuance and sale by all necessary corporate action, and upon deposit by the Company of such Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution, issuance and delivery by the Depositary of the Depositary Receipts evidencing the Shares, such Shares shall represent legal and valid interests in such Preferred Shares and shall entitle the holders thereof to the rights specified in the Depositary Receipts evidencing such Shares and in the Deposit Agreement except as enforceability of such rights may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles]; and the [Preferred] Shares conform or will conform at the time of their issuance and delivery in all material respects to the description thereof contained in the Prospectus.

        [(m) The Deposit Agreement has been duly authorized by the Company, will be substantially in the form filed as an exhibit to the Registration Statement and, when duly executed and delivered by the Company and the Depositary, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles; and the summary description of the Deposit Agreement set forth in the Prospectus conforms in all material respects to the provisions contained in the Deposit Agreement.]

        (n) The Company and its Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names

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     which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

        (o) No labor dispute by the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect upon the conduct of the business, or the earnings, operations or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise.

  Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of Shares shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each of the Underwriters participating in such offering.

  Section 2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter, and each Underwriter, acting severally and not jointly, hereby agrees to purchase from the Company, at the purchase price per [Initial] Share set forth in Schedule II hereto [(the "Share Purchase Price")], the number of [Initial] Shares set forth in Schedule I opposite the name of such Underwriter. [In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase up to an additional __________ [shares of Preferred Stock] [depositary shares] at the Share Purchase Price referred to in this Section 2(a), less an amount per Option Share equal to any dividends declared by the Company and payable on the Initial Shares but not payable on the Option Shares. Such option shall expire 30 days from the date hereof, and may be exercised [in whole or in part from time to time] only for the purpose of covering over-allotments in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.
Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed between the Representative and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares then being purchased which the total number of Initial Shares set forth in
Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sale or purchases of fractional shares.]

  (b) Payment of the purchase price for, and delivery of the certificates representing, the Initial Shares to be purchased by the Underwriters shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date hereof or such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to as a "Closing Time").
[In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates representing, such Option Shares shall be made at the above-mentioned office of Brown & Wood, or at such other place as may be agreed upon by the Representative and the Company, on [each] [the] Date of Delivery as specified in the notice from the Representative to the Company.] Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them (unless such Shares are issuable only in the form of one or more global Shares registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). Certificates

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for the Initial Shares [and the Option Shares, if any,] shall be registered in such names as the Representative may request in writing at least two business days prior to the Closing Time [or the relevant Date of Delivery, as the case may be]. Such certificates, which may be in temporary form, for the Initial Shares [and the Option Shares, if any,] will be made available for examination and packaging by the Representative not later than 10:00 A.M. on the business day prior to the Closing Time [or the relevant Date of Delivery, as the case may be].

  [(c) The Underwriters may solicit offers to purchase Shares from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated at the Closing Time, for the accounts of the Underwriters, a fee relating to the number of Shares for which Delayed Delivery Contracts are made at the Closing Time as is specified in Schedule II hereto. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Shares per Delayed Delivery Contract specified in Schedule II hereto) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for a number of Shares in excess of that specified in Schedule II hereto. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

  The Representative is to submit to the Company, at least three business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Shares to be purchased by each of them, and the Company will advise the Representative, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Shares to be covered by each such Delayed Delivery Contract.

  The number of Shares agreed to be purchased by the respective Underwriters pursuant hereto shall be reduced by the number of Shares covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representative to the Company; provided, however, that the total number of Shares to be purchased by all Underwriters shall be the total number of Shares covered hereby, less the number of Shares covered by Delayed Delivery Contracts.]

  Section 3. Covenants of the Company. The Company covenants with each of the Underwriters as follows:

     (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Shares covered hereby and their terms, the names of the Underwriters participating in the offering and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative shall reasonably request.

     (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the view of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the view of either such counsel, at any such

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  time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements and the Company will furnish to the Underwriters as many copies of such amendment or supplement as the Underwriters may reasonably request.

     (c) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering the twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

     (d) The Company will give the Representative notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, and will not file any such amendment or supplement or other documents or use any such prospectus in a form to which the Representative or counsel for the Underwriters shall reasonably object.

     (e) The Company will notify the Representative immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or any order preventing or suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (f) The Company will deliver to the Representative one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

     (g) The Company will endeavor, in cooperation with the Representative, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

     (i) Unless otherwise provided in Schedule II, for a period of 90 days from the date hereof, the Company

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  will not, without the prior written consent of the Representative, directly or indirectly, offer, sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any preferred stock of the Company or depositary shares representing interests therein, including additional Shares (except for Shares sold pursuant to this Agreement).

     (j) The Company agrees to indemnify and hold harmless each Underwriter against any documentary stamp or similar issue tax and any related interest or penalties on the issue or sale of the Shares to the Underwriters which are due in the United States of America or any other jurisdiction.

     [(k) The Company will use its best efforts to effect the listing of the Shares on the national securities exchange or exchanges, if any, specified in
  Schedule II.]

  Section 4. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase Shares pursuant hereto at the Closing Time [or on the relevant Date of Delivery, as the case may be,] are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

     (a) At the Closing Time (i) [any Shares for which application has been made to list on a national securities exchange shall have been approved for listing, subject to official notice of issuance], (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act [, no order suspending trading or striking or withdrawing any Shares to be listed on a national securities exchange from listing and registration under the 1934 Act shall be in effect,] and no proceedings under the 1933 Act or 1934 Act therefor shall have been initiated or threatened by the Commission, [or, with respect to the filing of any Form 8-A, by any national securities exchange,] (iii) the rating assigned by any nationally recognized statistical rating agency to any preferred stock, debt securities or other obligations of the Company as of the date hereof shall not have been lowered since the date hereof, nor shall any such rating agency have publicly announced that it has placed any preferred stock, debt securities or other obligations of the Company on what is commonly termed a "watch list" for possible downgrading and (iv) there shall not have come to the Representative's attention any facts that would cause the Representative to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

     (b) At the Closing Time the Representative shall have received:

        (1) The favorable opinion, dated as of the Closing Time, of Brown & Wood, counsel for the Company, in form and substance satisfactory to the Representative, to the effect that:

           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

           (ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

           (iii) To the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required.

           (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; all of the issued and outstanding capital stock of MLPF&S has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock owned by the Company, to the best of their knowledge and information, is owned free and clear of any pledge, lien, encumbrance, claim or equity.

           (v) This Agreement [has] [and the Delayed Delivery Contracts have] been duly authorized, executed and delivered by the Company.

           [(vi) The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles; and the Deposit Agreement, is substantially in the form filed as an exhibit to the Registration Statement.]

           (vii) The [Preferred] Shares have been duly and validly authorized for issuance and sale by all necessary corporate action and, when issued and delivered by the Company against payment of the consideration [for the Shares] [therefor] pursuant to this Agreement [, or Delayed Delivery Contracts], will be validly issued, fully paid and non-assessable. No holder of the [Preferred] Shares will be subject to personal liability by reason of being such a holder. Such [Preferred] Shares will not be subject to the preemptive rights of any stockholder of the Company.
        [The Depositary Receipts are in the form contemplated by the Deposit Agreement, have been duly and validly authorized for issuance and sale by all necessary corporate action and upon deposit by the Company of such Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution, issuance and delivery by the Depositary of the Depositary Receipts evidencing the Shares, such Shares shall represent legal and valid interests in such Preferred Shares and shall entitle the holders thereof to the rights specified in the Depositary Receipts evidencing such Shares and in the Deposit Agreement except as enforceability of such rights may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.]

           (viii) The [Deposit Agreement, the Preferred Stock and the] Shares conform in all material respects to the descriptions thereof in the Prospectus, and the [Depositary Receipts used to evidence the Shares and the] certificates used to evidence the [Preferred] Shares are in due and proper form and comply in all material respects with all applicable statutory requirements.

           (ix) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

           (x) The Registration Statement, at the time it became effective and as of the date hereof (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Regulations.

           (xi) Each document, if any, filed pursuant to the 1934 Act (other than the financial statements included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

           (xii) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Shares to the Underwriters, except such as have been obtained under the 1933 Act and state securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement [, any Delayed Delivery Contracts] [and the Deposit Agreement], and the consummation of the transactions contemplated herein [and therein] will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree.

        (2) The favorable opinion or opinions, dated as of the Closing Time, of Sullivan & Cromwell, counsel for the Underwriters, with respect to the matters set forth in subparagraphs (i) and (v) to (x), inclusive, of subsection (b)(1) of this Section.

        (3) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Brown & Wood and Sullivan & Cromwell shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements included therein, as to which no statement need be made), at the time it became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof and at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in
  Section 1 are true and correct with the same force and effect as though made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

     (d) The Representative shall have received from Deloitte & Touche or other independent certified public accountants acceptable to the Representative a letter, dated as of the date hereof and delivered at such time, in the form heretofore agreed.

     (e) The Representative shall have received from Deloitte & Touche or other independent certified public accountants acceptable to the Representative a letter, dated as of the Closing Time, reconfirming or updating the letter required by subsection (d) of this Section.

     [(f) In the event that the Underwriters exercise the option granted in
  Section 2(a) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of [each] [the] Date of Delivery and, at [each] [the] Date of Delivery, the Representative shall have received:

        (1) A certificate, dated such Date of Delivery, of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.

        (2) The favorable opinion of Brown & Wood, counsel for the Company, in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Shares to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by
     Section 4(b)(1) hereof.

        (3) The favorable opinion of Sullivan & Cromwell, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 4(b)(2) hereof.

        (4) A letter from Deloitte & Touche or other independent certified public accountants acceptable to the Representative, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representative pursuant to Section 4(d) hereof except that any date specified in the letter furnished pursuant to this Section 4(f)(4) as of which certain procedures had been performed shall be a date not more than five days prior to such Date of Delivery.

     (g)][(f)] At the Closing Time [or Date of Delivery, as the case may be], counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative.

  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

  Section 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and all amendments thereto, and the printing of this Agreement[, the Deposit Agreement] and any certificates representing the Shares[, the Preferred Shares and the Depositary Receipts], (ii) the preparation, issuance and delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(g), including filing fees and the fee and disbursements of the Company's counsel in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the fees of rating agencies, (viii) the fees and expenses, if any, incurred in connection with the listing of the Shares on the New York Stock Exchange or any other national securities exchange, and (ix) the fees and expenses incurred with respect to the filing with the National Association of Securities Dealers, Inc.

  If this Agreement is terminated by the Representative in accordance with the provisions of Section 4 or Section 9, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

  Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

      (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

  Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter, through the Representative, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except that the Company shall be liable for the fees and expenses of one counsel representing Merrill Lynch, Pierce, Fenner & Smith Incorporated and the persons controlling Merrill Lynch, Pierce, Fenner & Smith Incorporated and one counsel representing all other Underwriters and the persons controlling them.

  Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of each offering of Shares shall contribute to the aggregate losses, liabilities, claims, damages and expenses, as incurred, of the nature contemplated by said indemnity agreement incurred by the Company and one or more of such Underwriters in respect of such offering in such proportions as will reflect the relative benefits from the offering of such Shares received by the Company on the one hand and by such Underwriters on the other hand, taking into account the portion of the proceeds of such offering realized by each, provided that the relative benefits shall be deemed to be such that the Underwriters shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing in the Prospectus Supplement bears to the initial public offering price appearing therein and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

  Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Shares to the Underwriters.

  Section 9. Termination. This Agreement may be terminated by the Representative, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein or contemplated thereby, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in the common or preferred stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the

American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, if a banking moratorium in the United States generally or in the City or State of New York has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies underlying the Shares or (iv) if the rating assigned by any nationally recognized statistical rating agency to any preferred stock, debt securities or other obligations of the Company as of the date hereof shall have been lowered since the date hereof or if any such rating agency shall have publicly announced that it has placed any preferred stock, debt securities or other obligations of the Company on what is commonly termed a "watch list" for possible downgrading. In the event of any such termination, the covenant set forth in Section 3(c), the provisions of
Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

  Section 10. Default. If one or more of the Underwriters participating in an offering of Shares shall fail at the Closing Time to purchase the Shares which it or they are obligated to purchase hereunder (the "Defaulted Shares"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Shares, then:

     (a) if the aggregate amount of Defaulted Shares does not exceed 10% of the aggregate amount of the Shares to be purchased pursuant hereto, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

     (b) if the aggregate amount of Defaulted Shares exceeds 10% of the aggregate amount of the Shares to be purchased pursuant hereto, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.

  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

  In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representative or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

  Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at World Financial Center, North Tower, New York, N.Y. 10281-1201, attention of [Matthias B. Bowman], Managing Director; notices to the Company shall be directed to it at 100 Church St., 12th Floor, New York, New York 10007, attention of the Secretary with a copy to the Treasurer at World Financial Center, South Tower, New York, New York 10080-6107.

  Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

  Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                            Very truly yours,

                                            Merrill Lynch & Co., Inc.

                                            By
                                              ................................

Confirmed and Accepted,
as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated



By
  ......................................

[Name of Co-Representative



By                                      ]
  ......................................

[For [itself] [themselves] and as
Representative[s] of the other Underwriters named in Schedule I hereto.]

                                                                      SCHEDULE I
                                                                      ----------


                                 UNDERWRITER[S]
                                 --------------

             Underwriter                           Number of Shares
             -----------                           ----------------

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated



             Total .....................






                               REPRESENTATIVE[S]
                               -----------------



Name(s):

                                                                     SCHEDULE II
                                                                     -----------



             INFORMATION REGARDING THE SHARES AND THE SALE THEREOF
             -----------------------------------------------------


1.   Registration Statement No.:

2.   Title of Shares:

3.   Currency:

4. Fractional Amount of Preferred Share Represented by each Share (if applicable):

5.   Annual Dividend Rate/Amount:

6.   Dividend Payment Dates:

7.   Record Dates:

8.   Cumulative or Noncumulative:

9.   Dividends to Accrue from:

10.  Ratings:

11.  Initial Public Offering Price per Share:

12.  Price per Share to be Paid to Company:

13.  Liquidation Preference per Share:

14.  Listing Requirement:

15.  Closing Date and Location:

16.  Redemption Provisions:

17.  Sinking Fund Requirements:

18.  Delayed Delivery Contracts (if authorized)
           Delivery Date:
           Minimum Contract:
           Maximum aggregate amount of Shares:
           Fee:   %.

19.  Other Terms (if any):

                                                                       EXHIBIT A



                           MERRILL LYNCH & CO., INC.

                            (a Delaware corporation)

       [Preferred Stock] [Depositary Shares Representing Preferred Stock]

                           DELAYED DELIVERY CONTRACT
                           -------------------------



MERRILL LYNCH & CO., INC.
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
  World Financial Center
  North Tower
  New York, N.Y.  10281-1201

  Attention:  Fred F. Hessinger, Vice President, Syndicate Department


Dear Sirs:

  The undersigned hereby agrees to purchase from Merrill Lynch & Co., Inc. (the
"Company"), and the Company agrees to sell to the undersigned on            ,
19   the "Delivery Date"),

[shares] [depositary shares, each representing [specify fraction] of one share] of the Company's [insert title of preferred stock] (the "Shares"), offered by
the Company's Prospectus dated         , 19  , as supplemented by its
Prospectus Supplement dated           , 19  , receipt of which is hereby
acknowledged, at a purchase price of   % of the initial public offering price
per Share, [plus accrued dividends from              , 19  , to the Delivery
Date,] and on the further terms and conditions set forth in this contract.

  Payment for the Shares which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds, at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281-1201, on the Delivery Date, upon delivery to the undersigned of the certificates evidencing the Shares to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

  The obligation of the undersigned to take delivery of and make payment for Shares on the Delivery Date shall be subject only to the conditions that (1) the purchase of Shares to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is
subject and (2) the Company, on or before         , 19  , shall have sold to the
Underwriters of the Shares (the "Underwriters") such aggregate number of the Shares as is to be sold to them pursuant to the Underwriting Agreement dated
, 19
among the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Shares shall not be affected by the failure of any purchaser to take delivery of and make payment for Shares pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Shares is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

  Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

  By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Shares has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

  This contact will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

  It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate number of Shares in excess of ________ and that the acceptance of any delayed Delivery Contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

                          Yours very truly,

                          ------------------------------------------------------
                                           (Name of Purchaser)

                          By
                            ----------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------
                                                (Address)

Accepted as of the date first above written.

MERRILL LYNCH & CO., INC.



By
  ------------------------------------------------------


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

PURCHASER- PLEASE COMPLETE AT TIME OF SIGNING


  The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:
(Please print)


                                                    Telephone No.
                                                    -------------
Name                                            (including Area Code)
- ----                                            ---------------------





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